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                                   AGREEMENT

         The parties set forth below, evidenced by their signatures affixed hereto, do hereby agree as follows:

         1. The Board of Directors of United States Telecommunications, Inc. shall be configured as follows:


                  A. Reuben Pat Ballis

                  B. Paul Gregory

                  C. Aaron Grunfeld

                  D. Sam Dean

                  E. Richard Pollara or his assign

         Said Board shall remain in power for at least eleven (11) months.

         In the event, that Aaron Grunfeld does not accept his appointment to the Board of Directors of United States Telecommunications, Inc., Richard Pollara shall nominate and Richard Inzer shall have a first right of refusal regarding the appointment of any prospective replacement Board member.

         2. That certain I-NEX Consulting Group Agreement, a copy of which is attached hereto as Exhibit A, shall be executed by the appropriate corporate authorities.

         3. That certain Law Suit titled United States Telecommunications, Inc. Plaintiff v. Stephen Henderson et al. Defendant case No. 99 CA-010079, shall upon execution of this agreement be immediately dismissed. A copy of the caption page is attached hereto as Exhibit B.

         4. Those certain United States Telecommunications Promissory Notes made to the order of Richard Pollara in the approximate amount of Four Hundred Sixty Thousand ($460,000) Dollars, copies of which are attached hereto as Exhibit C, shall remain uncollected/unpaid until approximately January 2, 2000. On or about January 2, 2000, Mr. Richard Pollara shall abandon and/or completely release United States Telecommunications from any actual obligations with respect to said notes.

         5. All shares of United States Telecommunications, Inc. previously issued to Prime Equities Group, Inc., Richard Inzer and/or his assigns shall be deemed
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recognized by United States Telecommunications, Inc. as valid and properly issued.

         6. United States Telecommunications, Inc. shall immediately issue to Prime Equities Group, Inc., or its assigns eighty-five thousand (85,000) shares pursuant to the Agreement attached hereto as Exhibit D.

         7. Seven thousand, five hundred ($7,500) Dollars shall be immediately returned to R.L. Inzer and Company, Ltd.

Facsimile signature shall be deemed as original for the purpose of this document.

         This Agreement shall be governed by and construed and enforced in accordance with and subject to the laws of the State of Florida.

Signed this 21 day of December, 1999 (year).


                                    By: /s/ CHARLES POLLEY
                                       ------------------------------
                                       Intercontinental Brokers, Inc.
                                       Director


By:                                 By: /s/ RICHARD POLLARA
   --------------------------          ------------------------------
   Prime Equities Group, Inc.          Quantum Law, Inc.

Addendum:

         1. The parties to this agreement will take all reasonable measures to make sure the provisions are complied with.

         2. The Board of Directors shall determine no later than January 10, 2000 where the books and records of the Corporation shall reside.

         3. Richard Pollara and Sam Dean shall immediately reappoint Pat Ballis and Paul Gregory to the Board of Directors and offer such position to Aaron Grunfeld.